DENNY’S CORPORATION REPORTS RESULTS FOR FIRST QUARTER 2017

SPARTANBURG, S.C., May 2, 2017 - Denny’s Corporation (NASDAQ: DENN), franchisor and operator of one of America's largest franchised full-service restaurant chains, today reported results for its first quarter ended March 29, 2017.

First Quarter 2017 Highlights Compared to First Quarter 2016

•	Domestic system-wide same-store sales were down 1.1%, including decreases of 1.6% at company restaurants and 1.1% at domestic franchised restaurants.

•	Opened eight system restaurants including three international franchised locations.

•	Completed 71 remodels at franchised restaurants.

•	Company restaurant operating margin was $15.9 million compared to $16.3 million and franchise operating margin was $24.4 million compared to $24.3 million.

•	Net Income was $8.4 million, or $0.11 per diluted share, compared to $10.0 million, or $0.13 per diluted share.

•	Adjusted Net Income* was $8.8 million versus $9.5 million, while Adjusted Net Income per Share* was $0.12 in both periods.

•	Adjusted EBITDA* was $19.8 million compared to $22.5 million.

•	Generated $9.4 million of Free Cash Flow*, after cash capital expenditures of $6.8 million.

•	Allocated $12.3 million towards share repurchases.

John Miller, President and Chief Executive Officer, stated, “Our highly franchised business model continued to generate operating revenue growth and strong Free Cash Flow* as we work to further differentiate Denny's as a relevant and compelling brand. Despite the influence of industry competitive pressures and holiday shifts, the Company outperformed key industry benchmarks during the first quarter, and we have been encouraged by our sales performance in April. We continue to successfully execute our brand revitalization strategy which delivers an enhanced guest experience across food, service, and atmosphere. Moving forward, despite an uncertain industry outlook, Denny’s remains committed to further elevating the guest experience, consistently growing sales, and expanding the brand across the globe, leading to value creation for all franchisees and shareholders.”

First Quarter Results

Denny’s total operating revenue grew 2.6% to $127.9 million primarily due to an increase in company restaurant sales. Company restaurant sales grew 3.8% to $93.8 million due to a greater number of company restaurants compared to the prior year quarter, partially offset by a reduction in same-store sales. Franchise and licensing revenue was $34.1 million compared to $34.3 million in the prior year quarter as an increase in royalty revenue was offset by a decrease in occupancy revenue due to scheduled lease terminations.

Company restaurant operating margin was $15.9 million, or 17.0% of company restaurant sales, compared to $16.3 million, or 18.0%, in the prior year quarter. Franchise operating margin was $24.4 million, or 71.4% of franchise and licensing revenue, compared to $24.3 million, or 70.8%, in the prior year quarter.

Total general and administrative expenses were $17.5 million compared to $16.9 million in the prior year quarter. Interest expense was $3.5 million versus $2.8 million in the prior year quarter. Denny’s ended the quarter with $257.8 million of total debt outstanding, including $230.0 million of borrowings under its revolving credit facility. The provision for income taxes was $4.7 million, reflecting an effective tax rate of 36.2%. Due to the use of net operating loss and tax credit carryforwards, the Company paid $0.4 million in cash taxes during the quarter.

Denny's Net Income was $8.4 million, or $0.11 per diluted share, compared to $10.0 million, or $0.13 per diluted share, in the prior year quarter. Adjusted Net Income per Share* was $0.12 in both periods.

Free Cash Flow* and Capital Allocation

Denny’s generated $9.4 million of Free Cash Flow* in the quarter after investing $6.8 million in cash capital expenditures, including the purchase of real estate associated with relocating a high-performing company restaurant due to the impending loss of property control and the acquisition of three franchised restaurants.

During the quarter, the Company allocated $12.3 million to share repurchases. As of March 29, 2017, the Company had approximately $67 million remaining in authorized share repurchases.

Business Outlook

Despite a challenging first quarter sales performance, the following full year 2017 estimates remain unchanged and are based on management’s expectations at this time.

•	Same-store sales growth at company and domestic franchised restaurants between 0% and 2% .

•	45 to 50 new restaurant openings, with net restaurant growth of 10 to 20 restaurants.

•	Total operating revenue between $523 and $532 million including franchise and licensing revenue between $140 and $142 million.

•	Company restaurant margin between 17.5% and 18% and franchise restaurant margin between 71% and 71.5%.

•	Total general and administrative expenses between $68 and $71 million.

•	Adjusted EBITDA* between $101 and $103 million.

•	Depreciation and amortization expense between $23 and $24 million.

•	Net interest expense between $12.5 and $13 million.

•	Effective income tax rate between 35% and 37% with cash taxes between $7 and $9 million.

•	Cash capital expenditures between $22 and $24 million.

•	Free Cash Flow* between $58 and $60 million.

*
Adjusted Net Income excludes gains on sales of assets, and other. The forward looking non-GAAP estimates set forth above are provided only on a non-GAAP basis. The Company is not able to reconcile these forward-looking non-GAAP estimates to their most directly comparable GAAP estimates without unreasonable efforts because it is unable to predict or forecast the items impacting these estimates with a reasonable degree of accuracy. The Company is unable to determine the probable significance of the unavailable information. Please refer to the historical reconciliation of Net Income to Adjusted Income Before Taxes, Adjusted Net Income, Adjusted Net Income per Share, Adjusted EBITDA, and Free Cash Flow included in the following tables.

Conference Call and Webcast Information

Denny’s will provide further commentary on the results for the first quarter ended March 29, 2017 on its quarterly investor conference call today, Tuesday, May 2, 2017 at 4:30 p.m. Eastern Time.  Interested parties are invited to listen to a live broadcast of the conference call accessible through the investor relations section of Denny’s website at investor.dennys.com. A replay of the call may be accessed at the same location later in the day and will remain available for 30 days.

About Denny’s

Denny's Corporation is the franchisor and operator of one of America's largest franchised full-service restaurant chains, based on the number of restaurants. As of March 29, 2017, Denny’s had 1,731 franchised, licensed, and company restaurants around the world with combined sales of $2.8 billion including 126 restaurants in Canada, Puerto Rico, Mexico, New Zealand, Honduras, Costa Rica, Dominican Republic, the United Arab Emirates, Guam, the Philippines, Curaçao, El Salvador, and Trinidad and Tobago. For further information on Denny's, including news releases, links to SEC filings, and other financial information, please visit the Denny's investor relations website at investor.dennys.com.

The Company urges caution in considering its current trends and any outlook on earnings disclosed in this press release.  In addition, certain matters discussed in this release may constitute forward-looking statements.  These forward-looking statements, which reflect its best judgment based on factors currently known, are intended to speak only as of the date such statements are made and involve risks, uncertainties, and other factors that may cause the actual performance of Denny’s Corporation, its subsidiaries, and underlying restaurants to be materially different from the performance indicated or implied by such statements.  Words such as “expect”, “anticipate”, “believe”, “intend”, “plan”, “hope”, and variations of such words and similar expressions are intended to identify such forward-looking statements.  Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.  Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others:  competitive pressures from within the restaurant industry; the level of success of our operating initiatives and advertising and promotional efforts; adverse publicity; health concerns arising from food-related pandemics, outbreaks of flu viruses, such as avian flu, or other diseases; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy (including with regard to energy costs), particularly at the retail level; political environment (including acts of war and terrorism); and other factors from time to time set forth in the Company’s SEC reports and other filings, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 28, 2016 (and in the Company’s subsequent quarterly reports on Form 10-Q).

Investor Contact:
Curt Nichols
877-784-7167

Media Contact:
Jessica Liddell, ICR
203-682-8208

DENNY’S CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	3/29/17	12/28/16
Assets
Current assets
Cash and cash equivalents	$1,740	$2,592
Receivables	18,738	19,841
Assets held for sale	1,754	1,020
Other current assets	9,365	12,454
Total current assets	31,597	35,907
Property, net	133,141	133,102
Goodwill	35,607	35,233
Intangible assets, net	54,703	54,493
Deferred income taxes	23,845	17,683
Other noncurrent assets	29,266	29,733
Total assets	$308,159	$306,151

Liabilities
Current liabilities
Current maturities of capital lease obligations	$3,319	$3,285
Accounts payable	21,030	25,289
Other current liabilities	52,719	64,796
Total current liabilities	77,068	93,370
Long-term liabilities
Long-term debt, less current maturities	230,000	218,500
Capital lease obligations, less current maturities	24,481	23,806
Other	41,292	41,587
Total long-term liabilities	295,773	283,893
Total liabilities	372,841	377,263

Shareholders' deficit
Common stock	1,075	1,071
Paid-in capital	587,369	577,951
Deficit	(366,050)	(382,843)
Accumulated other comprehensive loss, net of tax	(2,016)	(1,407)
Treasury stock	(285,060)	(265,884)
Total shareholders' deficit	(64,682)	(71,112)
Total liabilities and shareholders' deficit	$308,159	$306,151

Debt Balances
(In thousands)	3/29/17	12/28/16
Credit facility revolver due 2020	$230,000	$218,500
Capital leases	27,800	27,091
Total debt	$257,800	$245,591

DENNY’S CORPORATION
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)

	Quarter Ended
(In thousands, except per share amounts)	3/29/17	3/30/16
Revenue:
Company restaurant sales	$93,779	$90,386
Franchise and license revenue	34,131	34,256
Total operating revenue	127,910	124,642
Costs of company restaurant sales	77,835	74,111
Costs of franchise and license revenue	9,746	10,003
General and administrative expenses	17,509	16,927
Depreciation and amortization	5,736	5,493
Operating (gains), losses and other charges, net	783	(125)
Total operating costs and expenses, net	111,609	106,409
Operating income	16,301	18,233
Interest expense, net	3,541	2,774
Other nonoperating (income) expense, net	(357)	27
Net income before income taxes	13,117	15,432
Provision for income taxes	4,744	5,478
Net income	$8,373	$9,954

Basic net income per share	$0.12	$0.13
Diluted net income per share	$0.11	$0.13

Basic weighted average shares outstanding	71,004	77,060
Diluted weighted average shares outstanding	73,241	78,877

Comprehensive income	$7,764	$5,274

General and Administrative Expenses	Quarter Ended
(In thousands)	3/29/2017	3/30/2016
Share-based compensation	$1,973	$1,948
Other general and administrative expenses	15,536	14,979
Total general and administrative expenses	$17,509	$16,927

DENNY’S CORPORATION
Reconciliation of Net (Loss) Income to Non-GAAP Operating Measures
(Unaudited)

The Company believes that, in addition to GAAP measures, certain other non-GAAP financial measures are appropriate indicators to assist in the evaluation of operating performance on a period-to-period basis.  The Company uses Adjusted Income Before Taxes, Adjusted EBITDA, Free Cash Flow and Adjusted Net Income internally as performance measures for planning purposes, including the preparation of annual operating budgets, and for compensation purposes, including bonuses for certain employees.  Adjusted EBITDA is also used to evaluate the ability to service debt because the excluded charges do not have an impact on prospective debt servicing capability and these adjustments are contemplated in our credit facility for the computation of our debt covenant ratios. Free Cash Flow, defined as Adjusted EBITDA less cash portion of interest expense net of interest income, capital expenditures, and cash taxes, is used to evaluate operating effectiveness and decisions regarding the allocation of resources.  However, each of these non-GAAP financial measures should be considered as a supplement to, not a substitute for, operating income, net income or other financial performance measures prepared in accordance with U.S. generally accepted accounting principles.

	Quarter Ended
(In thousands, except per share amounts)	3/29/17	3/30/16
Net income	$8,373	$9,954
Provision for income taxes	4,744	5,478
Operating (gains), losses and other charges, net	783	(125)
Other nonoperating (income) expense, net	(357)	27
Share-based compensation	1,973	1,948
Adjusted Income Before Taxes	$15,516	$17,282

Interest expense, net	3,541	2,774
Depreciation and amortization	5,736	5,493
Cash payments for restructuring charges and exit costs	(1,029)	(494)
Cash payments for share-based compensation	(3,932)	(2,529)
Adjusted EBITDA	$19,832	$22,526

Cash interest expense, net	(3,264)	(2,518)
Cash paid for income taxes, net	(395)	(311)
Cash paid for capital expenditures	(6,817)	(5,307)
Free Cash Flow	$9,356	$14,390

	Quarter Ended
(In thousands, except per share amounts)	3/29/17	3/30/16
Net income	$8,373	$9,954
Losses (gains) on sales of assets and other, net	684	(644)
Tax effect (1)	(248)	229
Adjusted Net Income	$8,809	$9,539

Diluted weighted average shares outstanding	73,241	78,877

Adjusted Net Income Per Share	$0.12	$0.12

(1)
Tax adjustment for the three months ended March 29, 2017 are calculated using the Company's year-to-date effective tax rate of 36.2%. Tax adjustments for the three months ended March 30, 2016 are calculated using the Company's year-to-date effective tax rate of 35.5%.

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Quarter Ended
(In thousands)	3/29/17		3/30/16
Company restaurant operations: (1)
Company restaurant sales	$93,779	100.0%	$90,386	100.0%
Costs of company restaurant sales:
Product costs	23,133	24.7%	22,653	25.1%
Payroll and benefits	37,397	39.9%	34,461	38.1%
Occupancy	4,734	5.0%	4,800	5.3%
Other operating costs:
Utilities	3,053	3.3%	2,951	3.3%
Repairs and maintenance	1,663	1.8%	1,602	1.8%
Marketing	3,621	3.9%	3,242	3.6%
Other	4,234	4.5%	4,402	4.9%
Total costs of company restaurant sales	$77,835	83.0%	$74,111	82.0%
Company restaurant operating margin (2)	$15,944	17.0%	$16,275	18.0%

Franchise operations: (3)
Franchise and license revenue:
Royalties	$24,544	71.9%	$24,144	70.5%
Initial fees	484	1.4%	526	1.5%
Occupancy revenue	9,103	26.7%	9,586	28.0%
Total franchise and license revenue	$34,131	100.0%	$34,256	100.0%

Costs of franchise and license revenue:
Occupancy costs	$6,506	19.1%	$7,063	20.6%
Other direct costs	3,240	9.5%	2,940	8.6%
Total costs of franchise and license revenue	$9,746	28.6%	$10,003	29.2%
Franchise operating margin (2)	$24,385	71.4%	$24,253	70.8%

Total operating revenue (4)	$127,910	100.0%	$124,642	100.0%
Total costs of operating revenue (4)	87,581	68.5%	84,114	67.5%
Total operating margin (4)(2)	$40,329	31.5%	$40,528	32.5%

Other operating expenses: (4)(2)
General and administrative expenses	$17,509	13.7%	$16,927	13.6%
Depreciation and amortization	5,736	4.5%	5,493	4.4%
Operating (gains), losses and other charges, net	783	0.6%	(125)	(0.1)%
Total other operating expenses	$24,028	18.8%	$22,295	17.9%

Operating income (4)	$16,301	12.7%	$18,233	14.6%

(1)			As a percentage of company restaurant sales
(2)
Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin is considered a non-GAAP financial measure. Operating margins should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with U.S. generally accepted accounting principles.

(3)			As a percentage of franchise and license revenue
(4)			As a percentage of total operating revenue

DENNY’S CORPORATION
Statistical Data
(Unaudited)

Same-Store Sales	Quarter Ended
(increase vs. prior year)	3/29/17	3/30/16
Company Restaurants	(1.6)%	3.5%
Domestic Franchised Restaurants	(1.1)%	2.3%
Domestic System-wide Restaurants	(1.1)%	2.5%
System-wide Restaurants	(1.1)%	2.1%

Average Unit Sales	Quarter Ended
(In thousands)	3/29/17	3/30/16
Company Restaurants	$553	$554
Franchised Restaurants	$385	$388

		Franchised
Restaurant Unit Activity	Company	& Licensed	Total
Ending Units December 28, 2016	169	1,564	1,733
Units Opened	—	8	8
Units Reacquired	3	(3)	—
Units Refranchised	—	—	—
Units Closed	—	(10)	(10)
Net Change	3	(5)	(2)
Ending Units March 29, 2017	172	1,559	1,731

Equivalent Units
Year-to-Date 2017	170	1,561	1,731
Year-to-Date 2016	163	1,548	1,711
Net Change	7	13	20